EXHIBIT 10.1

Service Agreement

This Service Agreement (the “Agreement”) is effective June 9, 2010 and replaces and supersedes all prior agreements, oral or written, between the parties prior to  June 9, 2010,

Between:	Riggs and Allen Mineral Development, LLC. (R&A), a company organized and existing under the laws of the State of Nevada, with its head office located at:

P.O. Box 77
Virginia City, NV 89440

AND:	Steele Resource, Inc. (SRI), a company organized and existing under the laws of the State of Nevada, with its head office located at:

2101 Arrowhead Dr.
Suite 101
Carson City, NV 89706

For services rendered in connection with the staking of  30 BLM Claims collectively referred to as the “Comstock-Tyler Project” (Schedule A), the Parties agree as follows:

1.
As consideration for this services rendered, SRI will pay to R&A Two Thousand Dollars ($2,000.000) per claim for a total of Sixty Thousand Dollars to be paid as Thirty Thousand Dollars ($30,000.00) and 30,000 shares of stock in Steele Recording Corporation (“SRC”).

2.
The shares will be issued after a proposed reorganization of SRI and SRC  and completion of a proposed share split by SRC. In other words, the shares, when issued, will be 30,000 shares of post-reorganization/post-split shares of SRC. Such shares will be issued by SRC as restricted securities no later than July 31, 2010.

3.	The monies shall be dispersed as follows:

$12,420.00 shall be paid according to “Schedule B” to perfect the claims on or before June 15, 2010.

$17,580.00 shall be paid to “Riggs and Allen Mineral Development, LLC” on or before _______.

4.
If SRI commences the production of ores, minerals or materials from the Comstock-Tyler Project, it will pay to R&A a production royalty of 1% of the Net Smelter Returns (NSR), calculated quarterly, from the sale of said ores, minerals or materials, recovered from the Comstock-Tyler Project. SRI shall retain the right to buy out the NSR from R&A at any time for a lump sum payment of One Million Dollars ($1,000,000.00).

STEELE RESOURCE, INC.	RIGGS AND ALLEN MINERAL DEVELOPMENT,LLC

Authorized Signature	Authorized Signature

Print Name and Title	Print Name and Title

“Schedule B”

BLM 861-6400	All Lode

BLM charge per claim
1st year	$189.00
Annual Rental Fee Thereafter	$140.00

State of Nevada
County	$15.00
State	$70.00

One New Claim Lode
BLM	$189.00
State	$70.00
County	$15.00
Total	$274.00

Annual Rental Fee
Due 9-1-2010 or
Before 9-1	$140.00
With new claim and
2011 rental fee	$414.00

20 claims total	$8,220.00

With 2011 Rental Fee
Due before 9-1-2010	$12,420.00

Claims will be paid until before 9-1-2011